UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 12, 2021 (August 10, 2021)

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

15511 W State Hwy 71, Suite 110-105, Austin, TX 78738

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCON	None (quoted on OTCQB)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 10, 2021, Superconductor Technologies Inc. (the “Company” or “Superconductor”) held a special meeting of stockholders (the “Special Meeting”) to consider five proposals that are described below and related to the previously disclosed proposed merger (the “Merger”) between AIU Special Merger Company, Inc., a Delaware corporation and wholly-owned subsidiary of Superconductor (“Merger Sub”) and Allied Integral United, Inc. (“AIU”) under the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 14, 2021 and amended and restated as of June 11, 2021, and as further amended as of July 12, 2021 (the “Merger Agreement”). Each of Superconductor’s proposals was approved by the requisite vote of Superconductor’s stockholders as described below.

At the close of business on July 13, 2021, the record date (“Superconductor Record Date”) for the Special Meeting, Superconductor had 3,151,780.00 shares of common stock issued and outstanding of which 400,000 were held of record by AIU The holders of a total of 1,727,498 shares of common stock were represented at the Special Meeting by proxy, representing approximately 54% of Superconductor’s issued and outstanding common stock as of the record date, which total constituted a quorum for the Special Meeting in accordance with Superconductor’s bylaws.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Superconductor’s common stock entitled to vote at the special meeting was necessary to constitute a quorum at the meeting. Abstentions were counted towards a quorum; brokers were not permitted to exercise discretionary authority to vote on any of the proposals and therefore broker non-votes did not count toward a quorum. Approval of Proposal Nos. 1, 4 and 5 required the affirmative vote of a majority of the votes cast by the shares of Superconductor’s common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of Proposal Nos. 2 and 3 required the affirmative vote of the holders of a majority of the shares of Superconductor’s common stock outstanding on the record date for the special meeting and entitled to vote thereon.

The final voting results for each of these proposals is set forth below. For more information on these proposals or the proposed Merger, please refer to the Company’s joint proxy and consent solicitation solicitation/prospectus included in the Registration Statement on Form S-4 (Reg. No. 333-256138) (as amended and supplemented, the “Registration Statement”).

Brokers did not have discretionary authority to vote for any of the proposals and for the shares of Superconductor’s common stock held in street name, and as a result, no broker non-votes were received for any of these proposals.

Proposal 1 - To approve of the issuance of Superconductor Common Stock and the 6.75% Series F Cumulative Convertible Preferred Stock (“Series F Preferred”) pursuant to the Merger Agreement (the “Stock Issuance Proposal”):

For	Against	Abstain	Broker Non-Vote
1,666,917	52,360	8,221	0

Proposal 2 - Approval of a Reverse Stock Split. To vote on a proposal to approve an amendment to Superconductor’s certificate of incorporation, as amended (the “Superconductor Certificate of Incorporation”) to effect a reverse stock split of the outstanding shares of Superconductor Common Stock, at a ratio (of up to 20-into-1) that would result in the opening price of the Superconductor Common Stock on the closing date of the Merger to equal to $10.00 per share, as determined by the Superconductor Board, in the form attached as Annex B to the joint proxy and consent solicitation statement/prospectus included in the Registration Statement (the “Reverse Stock Split Proposal”):

For	Against	Abstain	Broker Non-Vote
1,653,174	71,520	2,804	0

Proposal 3 - Approval of Increase of Authorized Shares. To vote on a proposal to approve the amendment to the Superconductor Certificate of Incorporation to effect an increase of the number of authorized shares of Superconductor Common Stock from 25,000,000 shares to 80,000,000 shares, an increase of the number of authorized shares of Superconductor Preferred Stock from 2,000,000 to 10,000,000 shares, and change the name of the corporation to “Clearday, Inc.”, in the form attached as Annex C to the joint proxy and consent solicitation statement/prospectus included in the Registration Statement (the “Authorized Share Increase Proposal”):

For	Against	Abstain	Broker Non-Vote
1,654,116	65,213	8,169	0

Proposal 4 - Merger-Related Compensation. To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Superconductor’s named executive officers in connection with the merger contemplated by the merger agreement (the “Merger-Related Compensation Proposal”):

For	Against	Abstain	Broker Non-Vote
1,477,977	230,342	19,180	0

Proposal 5 - To vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal Nos. 1, 2, 3 and 4 (the “Adjournment Proposal”):

For	Against	Abstain	Broker Non-Vote
1,657,116	65,457	4,925	0

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by Superconductor Technologies Inc. on August 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.

By:	/s/ Jeffrey Quiram
Name:	Jeffrey Quiram
Title:	Chief Executive Officer

Dated August 12, 2021